AMENDMENT NO. 16

TO

MASTER INVESTMENT ADVISORY AGREEMENT
     This Amendment dated as of December 14, 2011, amends the Master Investment Advisory Agreement (the “Agreement”) dated June 5, 2000, between AIM Growth Series (Invesco Growth Series), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.
W I T N E S S E T H :
     WHEREAS, the Trust desires to (i) change the name of Invesco Moderately Conservative Allocation Fund to Invesco Conservative Allocation Fund and to (ii) remove the following series portfolios; Invesco Balanced-Risk Retirement 2010 Fund, Invesco Basic Value Fund, Invesco Conservative Allocation Fund, Invesco Moderate Growth Allocation Fund, Invesco Van Kampen Asset Allocation Growth Fund, Invesco Van Kampen Asset Allocation Moderate Fund, Invesco Van Kampen Harbor Fund and Invesco Van Kampen Real Estate Securities Fund;
     NOW, THEREFORE, the parties agree that;
1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:
“APPENDIX A
FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Balanced-Risk Retirement Now Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2020 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2030 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2040 Fund	January 31, 2007

Invesco Balanced-Risk Retirement 2050 Fund	January 31, 2007

Invesco Global Equity Fund	November 4, 2003

Invesco Growth Allocation Fund	April 30, 2004

Invesco Income Allocation Fund	October 31, 2005

Invesco International Allocation Fund	October 31, 2005

Invesco Mid Cap Core Equity Fund	September 1, 2001

Name of Fund	Effective Date of Advisory Agreement
Invesco Moderate Allocation Fund	April 30, 2004

Invesco Moderate Growth Allocation Fund	April 29, 2005

Invesco Moderately Conservative Allocation Fund	April 29, 2005

Invesco Small Cap Growth Fund	September 11, 2000

Invesco Convertible Securities Fund	February 12, 2010

Invesco Van Kampen Leaders Fund	February 12, 2010

Invesco Van Kampen U.S. Mortgage Fund	February 12, 2010
APPENDIX B
COMPENSATION TO THE ADVISOR
     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.
Invesco Balanced-Risk Retirement Now Fund
Invesco Balanced-Risk Retirement 2020 Fund
Invesco Balanced-Risk Retirement 2030 Fund
Invesco Balanced-Risk Retirement 2040 Fund
Invesco Balanced-Risk Retirement 2050 Fund
Invesco Growth Allocation Fund
Invesco Income Allocation Fund
Invesco International Allocation Fund
Invesco Moderate Allocation Fund
Invesco Conservative Allocation Fund
Invesco Van Kampen Leaders Fund
These eleven funds do not pay an advisory fee.
Invesco Global Equity Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $10 billion	0.66%

Invesco Mid Cap Core Equity Fund
Invesco Small Cap Growth Fund

Net Assets	Annual Rate
First $500 million	0.725%
Next $500 million	0.70%
Next $500 million	0.675%
Over $1.5 billion	0.65%
Invesco Convertible Securities Fund

Net Assets	Annual Rate
First $750 million	0.52%
Next $250 million	0.47%
Next $500 million	0.42%
Next $500 million	0.395%
Next $1 billion	0.37%
Over $3 billion	0.345%
Invesco Van Kampen U.S. Mortgage Fund

Net Assets	Annual Rate
First $1 billion	0.47%
Next $500 million	0.445%
Next $500 million	0.42%
Next $500 million	0.395%
Next $2.5 billion	0.37%
Next $2.5 billion	0.345%
Next $2.5 billion	0.32%
Next $2.5 billion	0.295%
Over $12.5 billion	0.27%”
2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM GROWTH SERIES (INVESCO GROWTH SERIES)

Attest:	/s/ Peter A. Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

INVESCO ADVISERS, INC.

Attest:	/s/ Peter A. Davidson Assistant Secretary	By:	/s/ John M. Zerr John M. Zerr
Senior Vice President

(SEAL)

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